Exhibit 99.1

SS Innovations’ SSi Mantra Surgical Robotic System Approved for Use in Indonesia

Fort Lauderdale, FL., June 11, 2024 – Globe Newswire - SS Innovations International, Inc. (the “Company” or “SS Innovations”) (OTC: SSII), a developer of innovative surgical robotic technologies dedicated to making world-class robotic surgery affordable and accessible to a global population, today announced that its SSi Mantra Surgical Robotic System has received regulatory approval from the Indonesian Ministry of Health for clinical use in the Republic of Indonesia.

With more than 279 million people, Indonesia is the world’s fourth-most-populous country. However, robotic surgery has been slow to reach the island nation. Indonesia’s Bunda Hospital in Jakarta acquired its first robotic surgical system in 2012 and has only completed about 700 surgeries in the past 12 years.

“With the entry of the SSi Mantra to the Indonesian market, we believe that we can be instrumental in increasing access to and decreasing costs of robotic surgery options,” said Dr. Sudhir Srivastava, SS Innovation’s Chairman and CEO. “We look forward to broadening surgical horizons for Indonesians and continuing to expand our innovative surgical services and options across the globe.”

“I have been in the healthcare business for the past 30 years, and this is the first time I have seen such an impressive technology,” said Mohammad Ridwan, CEO of Neuro Medika Sejahtera, the distributor of the SSi Mantra in Indonesia. “I was very satisfied to see the quality of the SSi Mantra and the advancement offered by the SSi Maya, the Company’s mixed-reality software application. I believe that SS Innovations offers a practical and cost-effective solution to help expand robotic surgery access in Indonesia.”

Last month, SS Innovations announced that it had completed 100 robotic cardiac surgery cases in just over a year, utilizing the SSi Mantra Surgical Robotic System. It is the first surgical robotic system made in India, and one of the only systems in the world designed to be cost-effective with broad-spectrum surgical applications. The SSi Mantra is clinically validated in more than 70 different types of surgical procedures. SS Innovations has commenced the regulatory approval process in the United States and the European Union and anticipates receiving FDA approval to market and CE Mark approval in 2025.

About SS Innovations International, Inc.

SS Innovations International, Inc. (OTC: SSII) is a developer of innovative surgical robotic technologies with a vision to make the benefits of robotic surgery affordable and accessible to a larger part of the global population. SSII’s product range includes its proprietary “SSi Mantra” surgical robotic system, and “SSi Mudra” its wide range of surgical instruments capable of supporting a variety of surgical procedures including robotic cardiac surgery. SSII’s business operations are headquartered in India and SSII has plans to expand the presence of its technologically advanced, user-friendly, and cost-effective surgical robotic solutions, globally. For more information, visit SSII’s website at ssinnovations.com or LinkedIn for updates.

About SSi Mantra

Supporting advanced, affordable, and accessible robotic surgery, the SSi Mantra Surgical Robotic System provides the capabilities for multi-specialty usage including cardiothoracic, head and neck, gynecology, urology, general surgery and more. With its modular arm configuration, 3D 4K vision open-console design and superior ergonomics, the system engages with the surgeon and surgical teams to improve safety and efficiency during procedures. SS Innovations has partnered with Johns Hopkins University, installing the SSi Mantra at the University's Minimally Invasive Surgical Training and Innovation Center (MISTIC) in Baltimore, MD. This installation is actively training new surgeons and promoting the global dissemination of advancements in medical robotics. The SSi Mantra system has received Indian Medical Device regulatory approval (CDSCO) and is clinically validated in India in more than 70 different types of surgical procedures. SS Innovations has commenced the regulatory approval process in the United States and the European Union and anticipates receiving FDA approval to market and CE Mark approval in 2025.

Forward-Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or SS Innovations International’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

For more information:

PCG Advisory

Jeff Ramson

jramson@pcgadvisory.com